As filed with the Securities and Exchange Commission on March 8, 2013
Registration Statement No. 333-72814

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 1
to
FORM S-8
REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

Rockwell Collins, Inc.
(Exact name of registrant as specified in its charter)

DELAWARE	52-2314475
(State of other jurisdiction of incorporation or organization)	(I.R.S. Employer Indentification No.)

400 Collins Road NE	52498
Cedar Rapids, Iowa
(Address of principal executive offices)	(Zip Code)

Rockwell Collins Employee Stock Purchase Plan
(Full title of the plan)

Gary R. Chadick, Esq.
Senior Vice President, General Counsel and Secretary
Rockwell Collins, Inc.
400 Collins Road NE
Cedar Rapids, Iowa 52498
(Name and address of agent for service)

(319) 295-1000 (Telephone number, including area code, of agent for service)

Copy to: Marc A. Alpert, Esq. Chadbourne & Parke LLP 30 Rockefeller Plaza New York, New York 10112 (212) 408-5100

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	x	Accelerated filer	Non-accelerated filer	Smaller reporting Company
(Do not check if a smaller reporting company)

EXPLANATORY STATEMENT - DEREGISTRATION OF SHARES
Rockwell Collins, Inc. (the “Company”) has filed this Post-Effective Amendment No. 1 to deregister securities issuable under the Company's Employee Stock Purchase Plan. These securities were registered by the Company on a Form S-8 Registration Statement (File No. 333-72814) that was filed on November 6, 2001. On February 7, 2013, the Company's 2013 Employee Stock Purchase Plan was approved by the Company's shareowners at the Company's annual meeting of shareowners to replace the Company's Employee Stock Purchase Plan. Securities will no longer be issued under the Company's Employee Stock Purchase Plan.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933 (the “Securities Act”), the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S‑8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cedar Rapids, State of Iowa, on the 1st day of March, 2013.
ROCKWELL COLLINS, INC.

By     /s/ Gary R. Chadick
Gary R. Chadick, Senior Vice President,
General Counsel and Secretary
Pursuant to the requirements of the Securities Act, this Post-Effective Amendment No. 1 to the Registration Statement has been signed on the 1st day of March, 2013 by the following persons in the capacities indicated:

Signature	Title
Clayton M. Jones*	Chairman of the Board and Chief Executive Officer (principal executive officer) and Director
Anthony J. Carbone*	Director
Chris A. Davis*	Director
Ralph E. Eberhart*	Director
John A. Edwardson*	Director
David Lilley*	Director
Andrew J. Policano*	Director
Cheryl L. Shavers*	Director
Jeffrey L. Turner*	Director
/s/ Patrick E. Allen	Senior Vice President and Chief Financial Officer (principal financial officer)
Patrick E. Allen

/s/ Marsha A. Schulte	Vice President, Finance and Controller (principal accounting officer)
Marsha A. Schulte

By	/s/ Gary R. Chadick
(Gary R. Chadick, Attorney-in-fact)*

*By authority pursuant to powers of attorney previously filed.